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                                 EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated October 10, 1997 on the combined financial statements of Miller Exploration Company and affiliated entities and our report dated October 24, 1997 on the statement of revenues and direct operating expenses of the SASI Minerals Company's Properties, all included herein and to all references to our Firm included in this registration statement.



                         /s/ ARTHUR ANDERSEN LLP


Detroit, Michigan
November 14, 1997